Contact:	Francesca Marraro (media relations)	Christine Rogers (investor relations)
	(212) 857-5442	(212) 857-5423
	fmarraro@hmsy.com	crogers@hmsy.com

HMS HOLDINGS CORP. CEO TO SPEAK AT
UBS 2007 GLOBAL LIFE SCIENCES CONFERENCE

NEW YORK, N.Y., Sept. 21, 2007 – Robert Holster, Chairman and CEO of HMS Holdings Corp. (NASDAQ: HMSY) will speak at the UBS 2007 Global Life Sciences Conference at the Grand Hyatt in New York City on Monday, September 24, 2007 at 2:00 p.m. Eastern time.

A live audiocast of the presentation will be publicly available from the HMS Web site at http://www.hmsholdings.com/news/presentations.asp.

An archived replay will be available 3 hours after the live presentation and will remain available until October 27, 2007.

HMS Holdings Corp. is a national leader in cost containment and program integrity services for government healthcare programs. In 2006, HMS recovered more than $1.0 billion from third parties and other funding sources for its clients, and provided data that assisted them in saving billions more. HMS serves 65 Medicaid managed care plans and the Medicaid programs of 40 states. HMS Holdings Corp (NASDAQ: HMSY) is headquartered in New York.

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